Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Pamrapo Bancorp, Inc.

Bayonne, New Jersey

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated March 12, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Pamrapo Bancorp, Inc. which are contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/    ParenteBeard LLC

ParenteBeard LLC

Clark, New Jersey

October 13, 2009